UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Explanatory Note: This report on Form 8-K/A amends and updates the disclosure in Item 3.01 of the registrant’s report on Form 8-K filed on February 5, 2008.

As previously disclosed, on September 14, 2007, the registrant received a notification from the NASDAQ Listing Qualifications Department that it had failed to meet the minimum bid price requirement for continued listing under NASDAQ Marketplace Rule 4450(a)(5). The registrant, in accordance with NASDAQ Marketplace Rule 4450(e)(2), was provided 180 calendar days, or until March 12, 2008, to regain compliance.

On January 30, 2008, the board of directors of the registrant authorized the registrant to apply to transfer the listing of the registrant’s shares from the NASDAQ Global Market to the NASDAQ Capital Market.

On February 14, 2008, the NASDAQ Listing Qualifications Department informed the registrant that its application to transfer the listing of the registrant’s shares from the NASDAQ Global Market to the NASDAQ Capital Market had been approved. On February 19, 2008, the registrant’s shares began trading on the NASDAQ Capital Market.

If on March 12, 2008 the registrant continues to meet the initial listing requirements of the NASDAQ Capital Market other than the minimum bid price requirement, the registrant will be afforded The NASDAQ Capital Market’s additional 180 calendar-day compliance period in order to regain compliance while on The NASDAQ Capital Market. There can be no assurance that the registrant will meet the initial listing requirements of The NASDAQ Capital Market on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: February 19, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian
Chief Financial Officer